Exhibit-99.1
American Shared Hospital Services Announces Appointment of Raymond C. Stachowiak as CEO and Other Management Realignments
Stachowiak, Board Director since 2009, has been serving as Interim President and CEO
SAN FRANCISCO, CA, September 16, 2020 -- American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy services, today announced that the Board of Directors has appointed Raymond C. Stachowiak as the Company’s Chief Executive Officer, effective October 1, 2020. Mr. Stachowiak previously served as the Company’s interim President and Chief Executive Officer and has been a member of the Board of Directors since 2009.
The Board of Directors also announced the following realignment of management duties, effective October 1, 2020.
•Craig K. Tagawa will assume the title of President, in addition to his current positions as Chief Operating and Financial Officer and Assistant Secretary.
•Ernest R. Bates will be promoted to Senior Vice President and will lead International Operations in addition to his current Sales and Business Development duties.
•Alexis Wallace, currently the Company’s Controller, will become Chief Accounting Officer.
Ernest A. Bates, M.D., founder and Executive Chairman of the Board of Directors, commented, “On behalf of the Board of Directors we welcome Ray as the Company’s CEO and look forward to his further contributions in this important role. Having worked alongside Ray on the Board since 2009, the Directors are confident in his abilities to expand AMS’ opportunities and future growth. We believe that he has a great team in place to assist in executing his strategic plan, and the team’s new titles and responsibilities reflect that.”

About American Shared Hospital Services (NYSE American: AMS)
American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services. AMS is a world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations, and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT, IMRT and MR/LINAC systems. For more information, please visit: www.ashs.com.

Safe Harbor Statement
This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risks of the COVID-19 pandemic and its effect on the Company’s business operations and financial condition, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 and June 30, 2020, and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 26, 2020.
Contacts:
American Shared Hospital Services
Ray Stachowiak
Interim Chief Executive Officer and President
rstachowiak@ashs.com

Investor Relations
PCG Advisory
Stephanie Prince
P: (646) 762-4518
sprince@pcgadvisory.com